                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of Earliest Event Reported):  December 29, 1995



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



       Utah                              0-9341            87-0345941
(State or other jurisdiction of  (Commission File Number)  (IRS Employer
     incorporation)                                      Identification No.)



   5300 South 360 West, Suite 310     Salt Lake City, Utah        84123
----------------------------------    --------------------      ---------
(Address of principal executive offices)                        (Zip Code)



  Registrant's Telephone Number, Including Area Code:  (801) 264-1060



                                   Does Not Apply
                                -------------------
          (Former name or former address, if changed since last report)

ITEM 2.  Acquisition of Civil Service Employees Life Insurance Company

On December 29, 1995, Security National Financial Corporation (the "Company"), through its wholly-owned subsidiary, Capital Investors Life Insurance Company, completed the purchase of all of the outstanding shares of Common Stock (the "Shares") of Civil Service Employees Life Insurance Company, a California corporation ("CSE Life") from Civil Service Employees Insurance Company, a California corporation and, prior to the closing of the transaction, the sole shareholder of CSE Life.

At the time of the transaction, CSE Life was a California domiciled insurance company with total assets of approximately $16.7 million. CSE Life's assets include fixed maturity securities, policy loans, receivables, accrued investment income, and property, plant and equipment. CSE Life is currently licensed to transact business in seven states, including the state of California. CSE Life's total revenues for the year ended December 31, 1994 for statutory accounting purposes were $3,032,000. CSE Life had a net loss of $599,000 for fiscal 1994. The loss is the result of a one-time adjustment for prior periods amounting to $746,000. Without this adjustment, net income would have been $147,000 in fiscal 1994.

As consideration for the purchase of the shares of CSE Life, the Company provided Civil Service Employees Insurance Company at closing with the following: (i) $4,137,000 in cash, and (ii) and a Promissory Note in the amount of $1,063,000. Interest on the
Note is to be paid on the unpaid principal balance at the rate equal to 7% per annum. The principal amount is to be repaid in seven equal annual payments of $151,857.14, beginning on December 29, 1996. Accrued interest is to be paid annually beginning on December 29, 1996. The cash portion of the purchase price for the Shares came from the Company's internal funds.

Following the completion of the purchase of CSE Life, the Company merged CSE Life into Capital Investors Life Insurance Company. The Company intends to continue operating Capital Investors Life Insurance Company as the surviving insurance company, which now includes the assets of CSE Life.


ITEM 7.  Financial Statements and Exhibits.

        (a) It is impractical for the Company to provide audited financial statements of CSE Life at the time this report is required to be filed. The Company intends to file the required audited financial statements as soon as practicable but not later than sixty (60) days after this report must be filed.

        (b) The Company intends to file the required pro forma financial information as soon as practicable but not later than sixty (60) days after this report must be filed.

        (c)  Exhibits

               1.      Stock Purchase Agreement among Capital
                       Investors Life Insurance, Security National
                       Financial Corporation, CSE Life and Civil
                       Service Employees Insurance Company.

               2.      Promissory Note between Security National
                       Financial Corporation, as maker, and Civil
                       Service Employees Insurance Company, as payee.

               3. Articles of Merger of CSE Life into Capital Investors Life Insurance Company.

               4. Agreement and Plan of Merger of CSE Life into Capital Investors Life Insurance Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        SECURITY NATIONAL FINANCIAL CORPORATION
                                    (Registrant)




Date:  January 16, 1996                      By: Kevin F. Childress,
                                                 Assistant Treasurer

                            STOCK PURCHASE AGREEMENT

                          dated as of December 27, 1995

                                  by and among



                    CAPITAL INVESTORS LIFE INSURANCE COMPANY

                                       and

                    SECURITY NATIONAL FINANCIAL CORPORATION,
                             the sole shareholder of
                    Security National Life Insurance Company
                             the sole shareholder of
                    Capital Investors Life Insurance Company

                                       and

                 CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY,

                                       and

                   CIVIL SERVICE EMPLOYEES INSURANCE COMPANY,
                             the sole shareholder of
                 Civil Service Employees Life Insurance Company

                                TABLE OF CONTENTS

                                                                   Page

ARTICLE I - PURCHASE AND SALES OF SHARES . . . . . . . . . . . . . . 1

      1.1     Sale and Purchase of the Shares  . . . . . . . . .. .  1
      1.2     Purchase Consideration . . . . . . . . . . . . . . . . 1
      1.3     Delivery of Shares . . . . . . . . . . . . . . . . . . 2

ARTICLE II - CLOSING . . . . . . . . . . . . . . . . . . . . . . . . 2

      2.1     Closing. . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CSEIC AND CSE LIFE. .2

      3.1     Organization, Good Standing and Power. . . . . . . . . 3
      3.2     Capital Structure  . . . . . . . . . . . . . . . . . . 3
      3.3     Authority  . . . . . . . . . . . . . . . . . . . . . . 4
      3.4     Dividends, Stock Purchases, Etc. . . . . . . . . . . . 5
      3.5     Financial Statements . . . . . . . . . . . . . . . . . 5
      3.6     Annual Insurance Statements  . . . . . . . . . . . . . 6
      3.7     Insurance Business . . . . . . . . . . . . . . . . . . 7
      3.8     Compliance With Law  . . . . . . . . . . . . . . . . . 7
      3.9     No Defaults  . . . . . . . . . . . . . . . . . . . . . 8
      3.10    Litigation . . . . . . . . . . . . . . . . . . . . . . 8
      3.11    No Adverse Change  . . . . . . . . . . . . . . . . . . 8
      3.12    Absence of Undisclosed Liabilities . . . . . . . . . .10
      3.13    Information Supplied . . . . . . . . . . . . . . . . .10
      3.14    Certain Agreements . . . . . . . . . . . . . . . . . .11
      3.15    Major Contracts  . . . . . . . . . . . . . . . . . . .11
      3.16    Taxes  . . . . . . . . . . . . . . . . . . . . . . . .12
      3.17    Interests of Officers and Directors  . . . . . . . . .15
      3.18    Intellectual Property  . . . . . . . . . . . . . . . .15
      3.19    Restrictions on Business Activities  . . . . . . . .  15
      3.20    Title to Properties; Absence of Liens and
              Encumbrances; Conditions of Equipment. . . . . . . . .16
      3.21    Governmental Authorization and Licenses. . . . . . . .16
      3.22    Environmental Matters. . . . . . . . . . . . . . . . .16
      3.23    Insurance. . . . . . . . . . . . . . . . . . . . . . .17
      3.24    Agents; Customers and Agent Complaints . . . . . . . .18
      3.25    No Employees Assumed . . . . . . . . . . . . . . . . .18
      3.26    Questionable Payments. . . . . . . . . . . . . . . . .18

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SNFC AND CILIC . . . 18
      4.1     Organization, Good Standing and Power. . . . . . .  . 18
      4.2     Authority. . . . . . . . . . . . . . . . . . . . . . .19
      4.3     Board Authorization. . . . . . . . . . . . . . . . . .19

ARTICLE V - CONDUCT AND TRANSACTIONS PRIOR TO CLOSING DATE;
            ADDITIONAL AGREEMENT . . . . . . . . . . . . . . . . . .19

      5.1     Conduct of Business of CSE Life. . . . . . . . . . . .19

ARTICLE VI - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . .24

      6.1     Conditions to Each Party's Obligation to
              Effect This Transaction. . . . . . . . . . . . . . . .24
      6.2     Conditions to Obligations of CILIC . . . . . . . . . .24
      6.3     Conditions to Obligations of CSEIC and CSE Life. . . .26

ARTICLE VII - TERMINATION. . . . . . . . . . . . . . . . . . . . . .28

      7.1     Termination. . . . . . . . . . . . . . . . . . . . . .28

ARTICLE VIII - INDEMNIFICATION . . . . . . . . . . . . . . . . . . .29

      8.1     Obligation of CSEIC to Indemnify . . . . . . . . . . .29
      8.2     Notice and Opportunity to Defend . . . . . . . . . . .29

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . .30

      9.1     Survival of Representations, Warranties,
              Covenants and Agreements . . . . . . . . . . . . . . .30
      9.2     Amendment. . . . . . . . . . . . . . . . . . . . . . .31
      9.3     Extension; Waiver. . . . . . . . . . . . . . . . . . .31
      9.4     Notices. . . . . . . . . . . . . . . . . . . . . . . .31
      9.5     Interpretation . . . . . . . . . . . . . . . . . . . .32
      9.6     Counterparts . . . . . . . . . . . . . . . . . . . . .32
      9.7     Entire Agreement . . . . . . . . . . . . . . . . . . .32
      9.8     No Transfer. . . . . . . . . . . . . . . . . . . . . .32
      9.9     Severability . . . . . . . . . . . . . . . . . . . . .32
      9.10 Other Remedies. . . . . . . . . . . . . . . . . . . . . .32
      9.11 Further Assurances. . . . . . . . . . . . . . . . . . . .33
      9.12 No Third Party Beneficiary Rights . . . . . . . . . . . .33
      9.13 Mutual Drafting . . . . . . . . . . . . . . . . . . . . .33
      9.14 Governing Law . . . . . . . . . . . . . . . . . . . . . .33
      9.15 Jurisdiction and Venue. . . . . . . . . . . . . . . . . .33
      9.16 Expenses. . . . . . . . . . . . . . . . . . . . . . . . .33
      9.17 Brokers or Finders. . . . . . . . . . . . . . . . . . . .33
      9.18 Public Announcements. . . . . . . . . . . . . . . . . . .34
      9.19 Confidentiality . . . . . . . . . . . . . . . . . . . . .34
      9.20 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . .35


EXHIBITS

      Exhibit 1.2                     Purchase Consideration

      Exhibit 3                       CSEIC/CSE Life Disclosure Schedule

      Exhibit 5                       CILIC Disclosure Schedule

                STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated effective as of December 27, 1995, and entered into by and among Capital Investors Life Insurance Company, a Utah corporation ("CILIC"), Security National Financial Corporation, a Utah corporation, and the sole shareholder of Security National Life Insurance Company, a Utah corporation, which is the sole shareholder of CILIC ("SNFC"), Civil Service Employees Life Insurance Company, a California corporation ("CSE Life"), and Civil Service Employees Insurance Company, a California corporation and the sole shareholder of CSE Life ("CSEIC").

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, CILIC, CSE Life and CSEIC hereby agree as follows:

                       ARTICLE I

              PURCHASE AND SALE OF SHARES

      1.1     Sale and Purchase of the Shares.
              -------------------------------
At the Closing, as hereinafter defined, upon and subject to the terms and conditions set forth in this Agreement, CSEIC shall sell, transfer, assign and deliver to CILIC, and CILIC shall purchase from CSEIC, 11,500 shares of Common Stock of CSE Life (the "CSE Life Common Stock"), representing all of the issued and outstanding stock and all other equity and debt interests or securities of CSE Life owned by CSEIC, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances. CILIC, SNFC and CSEIC hereby acknowledge and agree that it is CILIC's and SNFC's intent to merge CSE Life with CILIC, with CILIC to be the surviving corporation (the "Surviving Corporation"), and that regulatory approval from the Utah and California insurance departments for the transactions described in Section 1.1 must be obtained prior to Closing.

      1.2     Purchase Consideration.
              ----------------------
Subject to the terms and conditions of this Agreement, in reliance upon CSEIC's representations, warranties, agreements and covenants contained herein, and in consideration of the sale, transfer, assignment and delivery of the Capital Shares as herein provided, SNFC and CILIC shall provide purchase consideration in the amount of $5,200,000 (Five Million Two Hundred Thousand Dollars) (the
"Purchase Consideration") to CSEIC:

              $4,137,000 (Four Million One Hundred Thirty Seven
              Thousand Dollars) in cash to be paid by wire transfer at the Closing;

          (b) $1,063,000 (One Million Sixty Three Thousand Dollars) in a seven percent (7%) seven (7) year note (the "Note") to be issued by SNFC, a copy of which is attached hereto. It is the intention of SNFC, CILIC, and CSEIC that the Note be an admitted asset on CSEIC's statutory financial statements, and that CSEIC be able to carry the Note at full value. SNFC and CILIC hereby agree that by January 31, 1996, they will either (a) obtain a rating for the Note from the Securities Valuation Office of the National Association of Insurance Commissioners that permits CSEIC to carry the Note as an admitted asset at its full value; (b) place securities or other collateral on deposit in an amount necessary for CSEIC to carry the Note as an admitted asset at full value; or
                   (c) work with CSEIC to obtain written confirmation from the California Department of Insurance that the Note is an admitted asset and can be carried at full value.

      1.3     Delivery of Shares.
              -------------------
  At the Closing Date, CSEIC shall deliver to CILIC a certificate(s) with stock power executed in blank representing the outstanding shares of CSE Life Common Stock required by Section 1.2 hereof. CILIC shall deliver to CSEIC, at the Closing, the Promissory Note and the cash required by
Section 1.2.

                       ARTICLE II

                      THE CLOSING

      2.1     Closing.
              --------
The closing of the transaction (the "Closing") will take place at the offices of Civil Service Employees Insurance Company, 989 Market Street, San Francisco, California, unless a different date or place is agreed to in writing by the parties hereto. Each party hereto shall use its reasonable best efforts to cause the Closing to occur on or before December 29, 1995, unless this date is extended as provided herein (the "Closing Date").

                       ARTICLE III

  REPRESENTATIONS AND WARRANTIES OF CSE LIFE AND CSEIC

Except as disclosed in a document attached hereto (the "CSE Life/CSEIC Disclosure Schedule") referring specifically to the applicable representation and warranty in this Agreement that identifies the basis for an exception to a representation and warranty in this Agreement and that is delivered by CSE Life and CSEIC to CILIC and approved by CILIC by execution of this Agreement, CSE Life and CSEIC each represent and warrant to be true each and every item to CILIC as set forth below, and such representations and warranties shall be true and correct as of the date hereof and at all times thereafter including, without limitation, the Closing Date, as if made at all such times. As used in this Agreement, "Business Condition" with respect to any corporate entity or group of corporate entities shall mean the business and financial conditions and prospects of such entity or entities taken as a whole.

      3.1  Organization, Good Standing and Power.
           --------------------------------------
CSEIC and CSE Life are corporations, duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite power and authority to own, operate and lease their properties and to carry on their businesses as they are now being conducted. Schedule 3.1 of the CSE Life/CSEIC Disclosure Schedule contains a true and correct listing of all states in which CSE Life is registered, licensed and authorized to engage in the insurance business. Neither
CSEIC nor CSE Life is aware of any threatened or pending action or inaction that could result in the loss of or an adverse change in any such registration or license. CSE Life and CSEIC are in good standing under all such registrations and licenses. CSE
Life and CSEIC are duly qualified as foreign corporations and are in good standing in each jurisdiction in which the failure to so qualify would have an adverse effect on their individual Business
Condition. The CSE Life/CSEIC Disclosure Schedule also sets forth a true and complete list of the states and foreign countries where CSE Life is qualified as a foreign corporation.
CSE Life has no subsidiaries. CSE Life has no other direct or indirect equity interest in or loans to any partnership, corporation, joint venture, business association or other entity.
CSE Life has delivered to CILIC complete and correct copies of its Articles of Incorporation and Bylaws, in each case as amended to the date hereof, and has delivered or made available minutes of all of CSE Life's directors' and stockholders' meetings, and stock certificate books correctly setting forth the record ownership of all outstanding shares of CSE Life Capital Stock.

      3.2     Capital Structure.
              ------------------
          (a) The authorized capital stock of CSE Life consists of 100,000 shares of Common Stock. There are 11,500 shares of CSE Life Common Stock issued and outstanding, all of which are owned by CSEIC. Except as disclosed on Schedule 3.2 of the CSE Life/CSEIC Disclosure Schedule, there are no other debt, equity or hybrid debt or equity interests or securities of CSE Life issued and outstanding.

          (b) All outstanding shares of CSE Life Common Stock and other CSE Life securities, if any, are validly issued, fully paid and non-assessable and, except as disclosed on the CSE Life/CSEIC Disclosure Schedule, are not subject to any liens, claims, encumbrances or charges of any kind or nature or any preemptive rights created by statute, CSE Life's Articles of Incorporation or Bylaws or any agreement to which CSE Life is a party or by which CSE Life may be bound. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which CSE Life is a party or by which CSE Life may be bound that do or may obligate CSE Life to issue securities of any kind or nature or to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement or which relate to the voting of the CSE Life Capital Common
Stock or other CSE Life securities, if any.

      3.3   Authority.
            ----------
          (a) CSE Life and CSEIC have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by CSE Life and CSEIC of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of CSE Life and CSEIC, including approval by their respective Boards of Directors and CSEIC as the sole CSE Life shareholder. This Agreement shall constitute legal, valid and binding obligations of CSE Life and CSEIC, enforceable against CSE Life and CSEIC in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby, will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree or ordinance applicable to CSE Life or CSEIC or their properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation of a lien, charge or encumbrance on any of the properties or assets of CSE Life pursuant to (i) any provision of the Articles of Incorporation or Bylaws of CSE Life or (ii) any agreement, contract, note, mortgage, indenture, lease instrument, permit, concession, franchise, registration or license to which CSE Life or CSEIC is a party or by which CSE Life or CSEIC or any of their properties or assets may be bound or affected.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (collectively, a "Governmental Entity"), is required by or with respect to CSE Life or CSEIC in connection with the execution and delivery of this Agreement and by CSE Life or CSEIC or the consummation by CSE Life or CSEIC of the transactions contemplated hereby or thereby, except for (i) filing required documents with the relevant authorities of states in which CSE Life is qualified to do business, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state insurance laws as identified in the CSE Life/CSEIC Disclosure Schedule and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, which, if not obtained or made, would not have an adverse effect on the Business Condition of CSE Life. All approvals of CSE Life's or CSEIC's Board of Directors and the shareholder of CSE Life as required by applicable law have been obtained and are in force and effect and no dissenters' rights have been exercised by CSEIC under applicable law.

      3.4  Dividends, Stock Purchases, Etc.
           --------------------------------
Since December 31, 1994, CSE Life has not (i) declared or paid any dividends (either in cash, property or its stock of any class) upon, or made or become committed to make any other distribution with respect to, or purchased, redeemed or otherwise beneficially acquired any of its outstanding capital stock of any class, or become committed so to do; (ii) split up, combined or reclassified any of its outstanding capital stock of any class, or become committed so to do; or (iii) issued or become committed to issue any additional capital stock of any class (whether or not from treasury stock, heretofore authorized but unissued stock, or newly authorized stock) or any options, rights or warrants to acquire, or securities convertible into or exchangeable for, or which otherwise confer upon the holder or holders thereof any right to acquire, any shares of capital stock of any class or any other security or debt of CSE Life.

      3.5  Financial Statements.
           ---------------------
CSEIC and CSE Life have furnished or made available to CILIC or will furnish or make available to CILIC within ten (10) days from the date of this Agreement CSE Life's audited financial statements for the fiscal years ended December 31, 1991, 1992, 1993 and 1994, including balance sheets and the related audited statements of income, cash flow and stockholders' equity, (collectively, the "Financial
Statements"), and the related management letters, and CSE Life's unaudited financial statements as of and for the quarters ended
March 31, 1995, and June 30, 1995, including unaudited balance sheets of CSE Life as at March 31, 1995 and June 30, 1995 (the
"Unaudited Balance Sheets"), and the related unaudited statements of income, cash flow and stockholders' equity (collectively, the "Unaudited Financial Statements"). The Financial Statements and the Unaudited Financial Statements provided previously to CILIC are listed in Schedule 3.5 of the CSE Life/CSEIC Disclosure
Schedule.  The Unaudited Financial Statements together with the
Financial Statements are, collectively, referred to as the "CSE
Life Financial Statements." The CSE Life Financial Statements have been prepared in accordance with statutory accounting principles consistently applied (except that the Unaudited
Financial Statements do not include footnotes) and fairly present the financial position of CSE Life as at the dates thereof and the results of its operations and cash flows for the periods then ended. There has been no change in CSE Life's accounting policies, except as described in notes to the CSE Life Financial
Statements.

      3.6   Annual Insurance Statements.
            ----------------------------
          (a) CSEIC has provided CILIC with (i) all annual statements, certificates and applications to the California Department of Insurance or any other insurance commissioner or department or any other Governmental Entity, which CSE Life has filed with or submitted with respect to years ending on or after December 31, 1992, and such documentation provided previously is listed in Schedule 3.6 of the CSE Life/CSEIC Disclosure Schedule, and (ii) all reports of examination issued by such insurance commissioners or departments, regulatory authorities or any other Governmental Entity regarding CSE Life on or after December 31, 1990, and such documentation provided previously is listed also in Schedule 3.6.

          (b) Such filings or submissions were in compliance with applicable law when filed and, as of their respective dates, did not contain any false statements of fact or omit to state any fact necessary to make the statements set forth therein not misleading in light of the circumstances under which such statements were made; no deficiencies have been asserted by any insurance commissioner, insurance department or other Governmental Entity with respect to such statements; CSE Life has provided CILIC with copies of all written responses with respect to comments from any Governmental Entity concerning such filings, submissions or reports of examination since December 31, 1991 and such written responses are described in Schedule 3.6 of the CSE Life/CSEIC Disclosure Schedule, and prior to the date of this Agreement, no fines or penalties have been imposed on CSE Life by any Governmental Entity; and no deposits (other than in the ordinary course of business) have been made by CSE Life with any Governmental Entity.

          (c) The statutory financial statements for CSE Life as of and for the years ended December 31, 1992, 1993 and 1994 (i) fairly present the statutory financial condition of CSE Life at such dates and (ii) have been prepared in accordance with the required or permitted statutory insurance accounting requirements or practices under the insurance laws of California, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto. The amounts shown in such statements of account on aggregate reserves for life or annuity policies and contracts, aggregate reserves for accident and health policies, net deferred and uncollected premiums and all policy and contract claims liability as of the end of each such year, are computed in accordance with accepted actuarial and industry practices, are fairly stated in accordance with those called for in applicable insurance policy provisions, meet the requirements of the insurance laws of California, make a sufficient provision for all unmatured obligations of CSE Life provided for under the terms of its policies and are consistent with the assumptions previously employed. Adequate provision has been made for all reserves and related statement items which ought to be established.

      3.7  Insurance Business.
           -------------------
          (a) CILIC has been provided true and complete copies of all contracts, arrangements, treaties, understandings and agreements of (or related to) CSE Life with any party with respect to reinsurance currently in force and such documents and information are listed in Schedule 3.7 of the CSE Life/CSEIC Disclosure Schedule attached hereto. No party thereto is in default with respect to any provision thereof and no such agreement contains any provision providing that the other party thereto may terminate same by reason of the transactions contemplated by this Agreement or any other provisions which would be altered or otherwise become applicable by reason of such transactions.

          (b) All policies of insurance issued or assumed by CSE Life as now in force are, to the extent required under applicable law, on forms submitted to and approved by the applicable jurisdiction's insurance commissioner. No policy holder or related group of policy holders which, singularly or in the aggregate, accounted for 5% of the gross revenues of CSE Life considered as a whole for the year ended December 31, 1994 has, after December 31, 1994, terminated or, to the best knowledge of the CSE Life and CSEIC, threatened to terminate its relationship with CSE Life. The contracts between CSE Life and its agents, managers or brokers are valid, binding and in full force and effect in accordance with their terms. CSE Life is not in default with respect thereto and no such contract contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions.

      3.8  Compliance With Law.
           --------------------
CSE Life and CSEIC each represent and warrant that CSEIC and CSE Life, CSE Life and CSEIC are in compliance with and have conducted their business so as to comply with all laws, rules, regulations, judgments, decrees or orders of any Governmental Entity applicable to their operations or with respect to which compliance is a condition of engaging in the business thereof. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against CSE
Life or against any of its properties or businesses.  Schedule
3.8 of the CSE Life/CSEIC Disclosure Schedule contains a summary of all violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, listed by each such Governmental Entity, including any of the foregoing relating to any environmental or health laws.

      3.9     No Defaults.
              ------------
CSE Life and CSEIC each represent and warrant that CSEIC and CSE Life is not, nor has it received, notice that it is or would be with the passage of time or the giving of notice, or both (a) in violation of any provision of its Articles of Incorporation or Bylaws or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to CSE Life or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, registration, concession, franchise or license to which CSE Life is a party or by which CSE
Life or any of its properties or assets may be bound, which violation or default could, individually or in the aggregate, have an adverse effect on the Business Condition of CSE Life.

      3.10    Litigation.
              -----------
There is no action, suit, proceeding, claim, arbitration or investigation pending against CSE Life that, individually or in the aggregate, could be expected to have an adverse effect on the Business Condition of CSE Life, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. Schedule 3.10 of the CSE Life/CSEIC Disclosure Schedule sets forth with respect to each pending action, suit, proceeding, claim, arbitration or investigation to which CSE Life is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. CSE Life is not aware of any basis for any other such action, suit, proceeding, claim, arbitration or investigation. CSE Life has delivered or made available to CILIC correct and complete copies of all correspondence prepared by its counsel for CSE Life's independent public accountants in connection with any audits or reviews completed by CSE Life's independent public accountants.

      3.11    No Adverse Change.
              ------------------
Since June 30, 1995, CSE Life has conducted its business in the ordinary course and there has not occurred:

   (a)  Any adverse change in the Business Condition of CSE Life;

   (b) Any amendments or changes in the Articles of Incorporation or Bylaws of CSE Life;

   (c) Any damage, destruction or loss, whether covered by insurance or not, affecting any of the properties or business of CSE Life;

   (d) Any issuance, redemption, repurchase or other acquisition of the shares of capital stock of CSE Life or any declaration, setting aside payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of CSE Life;

   (e) Any increase in or modification of the compensation or benefits payable or to become payable by CSE Life to any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

   (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement, including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights made to, for or with any of its employees, except in the ordinary course of business consistent with past practice;

   (g)  Any sale of the property or assets, other than investments, of CSE
Life individually in excess of $1,000 or in the aggregate in excess of $2,500;

   (h)  Any alteration in any term of any outstanding security of CSE Life;

   (i) Any (a) incurrence, assumption or guarantee by CSE Life of any debt for borrowed money; (b) issuance or sale of any securities convertible into or exchangeable for debt securities of CSE Life; (c) issuance or sale of options or other rights to acquire from CSE Life, directly or indirectly, debt securities or any securities convertible into or exchangeable for any such debt securities; or (d) any material premium refunds;

   (j) Any creation or assumption by CSE Life of any mortgage, pledge, security interest, lien or other encumbrance on any of its assets or properties;

   (k) Any making of any loan, advance or capital contribution to, or investment in, any person other than (a) travel loans or advances made in the ordinary course of business of CSE Life and (b) other loans and advances in an aggregate amount that does not exceed $1,000 outstanding at any time;

   (l) Any entry into or any amendment or relinquishment of or any termination or renewal by CSE Life of any contract, lease transaction, commitment or other right or obligation, except in the ordinary course of business consistent with past practice;

   (m)  Any transfer or grant of a right under the CSE Life Intellectual
Property Rights (as defined in Section 3.19 below) other than those transferred or granted in the ordinary course of business consistent with past practice;

   (n) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of CSE Life;

   (o) Any violation of or conflict with any applicable laws, statutes, orders, rules or regulations promulgated, or judgment entered by any Governmental Entity, that, individually or in the aggregate affects the Business Condition of CSE Life;

   (p) Any agreement or arrangement made by CSE Life to take any action that, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3 untrue or incorrect as of the date when made; or

   (q) Any payment of amounts owing under CSE Life issued insurance policies at variance with the Company's policy provisions and policy payment history.


      3.12    Absence of Undisclosed Liabilities.
              -----------------------------------
Except as disclosed in Schedule 3.12 of the CSE Life/CSEIC Disclosure
Schedule or as reflected in the CSE Life Financial Statements and except for liabilities and obligations arising after June 30,
1995 in the ordinary course of business consistent with past practices that could not be expected to have an adverse effect on the Business Condition of CSE Life, CSE Life has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character that, under statutory accounting principles, should be accrued, shown or disclosed on an audited balance sheet of CSE Life (including the footnotes thereto) or should be disclosed or described on an
Annual Insurance Statement filed with any state insurance
commissioner having jurisdiction over CSE Life or its business.

      3.13    Information Supplied.
              ---------------------
None of the information supplied or to be supplied by CSE Life pursuant to this
Agreement and no representation or warranty made herein or in any exhibit hereto or in any financial statement or schedule attached hereto contains or will contain any untrue statement of a fact or omits or will omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.14    Certain Agreements.
              -------------------
Except as disclosed in Schedule 3.14 of the CSE Life/CSEIC Disclosure
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a)
result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise)
becoming due to any director or employee of CSE Life under any employee benefit plan, program, policy, commitment or other
arrangement (whether or not set forth in a written document)
covering any active, former or retired employee or consultant of
CSE Life (the "Plan") or otherwise, (b) increase any benefits otherwise payable under any Plan or (c) result in the
acceleration of the time of payment or vesting of any such
benefit.

      3.15    Major Contracts.
              ----------------
Except as disclosed in Schedule 3.15 of the CSE Life/CSEIC Disclosure
Schedule, CSE Life is not a party to or subject to:

          (a) Any union contract or any employment or consulting contract, agreement or arrangement providing for future compensation, whether written or oral, with any officer, consultant, director or employee that is not terminable by CSE
Life on thirty (30) days' or less notice without penalty or obligation to make payments related to such termination;

          (b) Any plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or severance benefits, retirement payments, profit-sharing payments or similar such payments;

          (c) Any joint venture contract, agreement or arrangement or any other agreement that has involved or is expected to involve a sharing of profits with another person or entity;

          (d) Any existing marketing, distribution, agency or brokerage agreement in which the annual amount involved in fiscal
1994 exceeded $5,000 in aggregate amount or pursuant to which CSE
Life has granted or received most favored nation pricing provisions or exclusive marketing rights related to any product, group of products or territory;

          (e) Any lease for realty or personal property in which the amount of payments that CSE Life is required to make on an annual basis exceeds $1,500;

          (f) Any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

          (g)  Any license agreement, either as licensor or licensee;

          (h) Any contract containing covenants purporting to limit the freedom of CSE Life to compete in any line of business in any geographic area;

          (i)   Any insurance policy or fidelity or surety bond;

          (j) Any agreement of indemnification relating to CSE Life or any of its officers, directors or employees;

          (k) Any agreement, contract or commitment relating to capital expenditures that involves future payments individually in excess of $1,500 or in the aggregate in excess of $5,000 by CSE Life;

          (l) Any agreement, contract or commitment relating to personal services to be rendered by any person to CSE Life requiring the payment of more than $1,000 per month or the disposition or acquisition of any assets by CSE Life; or

          (m) Any other agreement, contract or commitment that is relevant to CSE Life's business.

      Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulations and commitment listed on the CSE Life/CSEIC Disclosure Schedule pursuant to this
Section 3.15 is valid and binding on CSE Life, and is in full force and effect, and neither CSE Life nor to the best knowledge of CSE Life, any other party thereto has breached or is aware of any facts that would lead it to believe that it has breached, any provision of, or is in default under the terms of any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulations or commitment. To the best knowledge of CSE Life, no such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulations or commitment contains any liquidated damages, penalty or similar provision.
To the best knowledge of CSE Life, no party to any such agreement contract, mortgage, indenture, plan, lease, instrument, permit, registration, concession, franchise, arrangement, license, regulations or commitment intends to cancel, withdraw, modify or amend the same.

      3.16    Taxes.
              ------
          (a)  All tax returns, statements, reports and forms
(including, but not limited to, estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined in Section 3.16(f) below) with respect to any Taxable period ending on or before the Closing
Date, by or on behalf of CSE Life (collectively, the "CSE Life
Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Closing Date have been or will be paid on or before such date.  To the best of CSEIC's knowledge, the balance sheets included in the CSE Life Financial Statements (i) fully accrue all actual liabilities for Taxes with respect to all
periods through June 30, 1995 and CSE Life has not and will not incur any Tax liability in excess of the amount reflected on the
CSE Life Financial Statements with respect to such periods and
(ii) properly accrues in accordance with statutory accounting principles all liabilities for Taxes payable after June 30, 1995 with respect to all transactions and events occurring on or prior to such date.  All information set forth in the footnotes to the
CSE Life Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

          (b) No tax liability since June 30, 1995 has been incurred other than in the ordinary course of business and adequate provision has been or will be made for all Taxes since that date in accordance with statutory accounting principles on at least a quarterly basis. CSE Life has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. Neither CSE Life nor any member of any affiliated or combined group of which CSE Life has been a member has granted any extension or waiver of the limitation period applicable to any of the CSE Life Returns.

          (c) There is no claim, audit, action, suit, proceeding or investigation now pending or (to the best knowledge of CSE
Life) threatened against or with respect to CSE Life in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by CSE Life, and there are no liabilities for Taxes (including liabilities for interest additions to tax and penalties thereof and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to CSE Life, affect the liability of CSE
Life for Taxes. There are no liens for Taxes against the assets of CSE Life except liens for current Taxes not yet due. CSE Life has not been and will not be required to include any adjustment in its Taxable income for any Tax period (or portion thereof) pursuant to the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (d) There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contract of CSE Life that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the Code.
Other than pursuant to this Agreement, CSE Life is not a party to or bound by (nor will it, prior to the Closing Date, become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, oral or arising under operation of federal law as a result of CSE Life being a member of a group filing consolidated tax returns, under operation of certain state law as a result of CSE Life being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of CSE Life being a member of a unitary group or under comparable laws of other states or foreign jurisdictions) that includes a party other than CSE Life. CSE
Life has listed in Schedule 3.16 of the CSE Life/CSEIC Disclosure
Schedule all of CSE Life's federal and state tax returns for years ending December 31, 1993 and 1994, information statements, reports work papers, Tax opinions, Tax memoranda and other Tax data and documents of CSE Life that CSE Life has furnished or made available to CILIC or will furnish or make available to CILIC within ten (10) days from the date of this Agreement.

          (e) The federal income tax returns of CSE Life have not been audited by the Internal Revenue Service, (or a predecessor agency). CSE
Life has not received any notice of assessment or proposed assessment of any United States, State or other tax measured by its income, property or transactions, and no issues have been raised by any taxing authority providing a basis for any additional assessment of any such tax. CSE Life has not waived any law or regulation fixing, or consenting to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed to do so. The reserves for current taxes accrued on the books of CSE Life are reasonable and adequate in amount. CSEIC agrees to indemnify
CILIC for any and all tax assessments not accrued on the books of CSE Life and related to any income, events, transactions, or time periods prior to the Closing to the extent such assessments, in the aggregate, exceed the difference between CSE Life's surplus at the Closing Date and its surplus as of June 30, 1995.

          (f) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, privilege, intangible, profits, license, withholding, payroll, employment, excise, insurance, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to or additional amount imposed by any Governmental
Entity (a "Taxing Authority") responsible for the imposition of any such tax (whether domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause
(i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) above as a result of any express or implied obligation to indemnify any other person or entity.

      3.17    Interests of Officers and Directors.
              ------------------------------------
None of CSE Life's officers or directors (or relatives of such persons living in the same household) have any interest in any property, whether real or personal, tangible or intangible, used in or pertaining to CSE Life's business.

      3.18    Intellectual Property.
              ----------------------
          (a)  CSE Life owns or is licensed or otherwise entitled
to exercise all rights under or with respect to all intellectual property including without limitation, patents, copyrights,
trademarks or service marks owned or used in connection with its business.  Schedule 3.18 of the CSE Life/CSEIC Disclosure
Schedule lists all patents, trademarks, works of authorship, registered and unregistered copyrights, registered and
unregistered trademarks, trade names and service marks, and all applications therefor owned or licensed by CSE Life (the
"Intellectual Property Rights"), and further specifies the
jurisdictions in which each such matter and registration has been filed, including the respective registration or application
numbers.  Schedule 3.18 of the CSE Life/CSEIC Disclosure Schedule
also lists all licenses, sublicenses and other agreements (oral or written) as to which CSE Life is a party and pursuant to which
CSE Life or any other person or entity owns or is licensed or otherwise authorized or obligated with respect to any
Intellectual Property Right and includes the identity of all parties thereto.  CSE Life is not, nor as a result of the
execution and delivery of this Agreement or the performance of
CSE Life's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it, whether or not described in the CSE Life/CSEIC Disclosure Schedule.
Except to the extent clearly and conspicuously disclosed in
Schedule 3.18 of the CSE Life/CSEIC Disclosure Schedule, CSE Life
is the sole and exclusive owner or licensee of, with full right, title and interest in and to (free and clear of any liens, claims or encumbrances), the Intellectual Property Rights, and has the sole and exclusive right in respect thereof (and, except as set forth in Schedule 3.18 of the CSE Life/CSEIC Disclosure Schedule
is not contractually obligated to pay any compensation to any third party with respect thereto).

      3.19  Restrictions on Business Activities.
            ------------------------------------
There is no agreement, judgment, injunction, order or decree binding upon CSE
Life or CSEIC that has or could be expected to have the effect of prohibiting or impairing any business practice of CSE Life, any acquisition of property by CSE Life or the conduct of business by
CSE Life as currently conducted or as currently proposed to be conducted.

      3.20  Title to Properties; Absence of Liens and Encumbrances;
Condition of Equipment.--------------------------------------------
-----------------------
          (a)  Schedule 3.20 of the CSE Life/CSEIC Disclosure
Schedule sets forth a true, complete and accurate list of all real property owned or leased by CSE Life and summarizes all lease terms, including the aggregate annual rental or other fees payable, the length of all leases and the number of extensions available.

          (b) CSE Life has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, whether real, personal or mixed, used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), claims, charges, pledges, security interests or other encumbrances, except as reflected in the CSE Life Financial
Statements.

          (c) The machinery, equipment and other personal property (collectively, the "Equipment") owned or leased by CSE
Life is, taken as a whole (i) adequate for the conduct of the business of CSE Life consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained,
(v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business and (vi) free from all defects.

      3.21    Governmental Authorizations and Licenses.
              -----------------------------------------
CSE Life is the holder of all licenses, authorizations, permits, concessions, registrations, certificates and other franchises of any Governmental Entity required to operate its business
(collectively, the "Licenses") and is in compliance with the terms, conditions, limitations, restrictions, standards,
prohibitions, requirements and obligations of all of such
Licenses.  The Licenses are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.
There is not now pending or is there threatened, any action, suit, investigation or proceeding against CSE Life before any
Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by CSE Life of the terms of any such License or any rule or regulation applicable thereto.

      3.22    Environmental Matters.
              ----------------------
          (a)  No substance that is regulated by any Governmental
Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on or under any property that CSE Life has at any time owned, operated, occupied or leased.

          (b) CSE Life has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law.

          (c) CSE Life has obtained all permits, consents, waivers, exemptions, licenses, approvals and other authorizations
(collectively, "Environmental Permits") required to be obtained under the applicable statutes, rules, regulations, orders or laws of any Governmental Entity relating to land use, public and employee health and safety, pollution or protection of the environment (collectively, "Environmental Laws"). Schedule 3.22 of the CSE Life/CSEIC Disclosure Schedule sets forth a true, complete and accurate list of all such Environmental Permits, each of which is in full force and effect on the date hereof and will be in full force and effect on the Closing Date. CSE Life
(i) is in full compliance in all respects with all of the terms and conditions of the Environmental Permits and (ii) is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered into, promulgated by or approved thereunder. CSE Life has not received any notice nor is CSE Life aware of any past or present condition or practice of the business conducted by CSE Life that forms or that could be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation against CSE Life, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by CSE Life.

      3.23    Insurance.
              -----------
Schedule 3.23 of the CSE Life/CSEIC Disclosure Schedule lists and summarizes all insurance policies and fidelity or surety bonds covering the assets,
Inventories, business, equipment, properties, operations, employees, officers and directors of CSE Life, the amounts of coverage under each such policy and bond of CSE Life.  Within the last four (4)
years, CSE Life has not been refused any requested insurance or bond coverage.  Except as disclosed on the CSE Life/CSEIC
Disclosure Schedule, all premiums payable under all of such
policies and bonds have been paid and CSE Life is otherwise in full compliance with the terms of all of such policies and bonds
(or other policies and bonds providing substantially similar insurance coverage).  Such policies of insurance and bonds are of the type and in amounts customarily carried by persons and
entities conducting businesses similar to that of CSE Life.  CSE
Life does not know of any threatened termination of or premium increase with respect to, any of such insurance policies or
bonds.

      3.24  Agents; Customers and Complaints.
            ---------------------------------
Schedule 3.24 of the CSE Life/CSEIC Disclosure Schedule sets forth the names and addresses of the sales agents or brokers of CSE Life as of June
30, 1995.  As of the date hereof, CSE Life has no unresolved customer or agent complaints filed with a Governmental Entity concerning its products and/or services.

      3.25    No Employees Assumed.
              ---------------------
Except as disclosed in Schedule 3.25 of the CSE Life/CSEIC Disclosure Schedule,
CSE Life and CSEIC represent and warrant that at Closing, CSE Life will have no employees and that neither CILIC nor CSE Life shall assume or be responsible for any liability of any kind or nature to any employees of CSE Life existing prior to the Closing.

      3.26    Questionable Payments.
              ----------------------
Neither CSE Life nor any director, officer or other employee of CSE Life has:
 (i) made any payments or provided services or other favors in the United
States or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with
respect to any aspect of the business of CSE Life or any of its
Subsidiaries or (ii) made any political contributions that would not be lawful under the laws of the United States and the foreign country in which such payments were made.  Neither CSE Life nor any director, officer or other employee of CSE Life nor any
customer or supplier of any of them, has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent,
representative or employee with respect to any aspect of the business of CSE Life or with respect to any political
contribution.

                       ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF CILIC AND SNFC

Except as noted on the CILIC Disclosure Schedule, CILIC and SNFC represent and warrant as follows:

      4.1     Organization, Good Standing and Power.
              --------------------------------------
CILIC and SNFC are each a corporation validly existing and in good standing under the laws of the state of Utah and each has all requisite corporate power and authority to own, lease and operate its
properties and to carry on its business as it is now being
conducted.  CILIC and SNFC have each delivered to CSEIC complete and correct copies of their Articles of Incorporation and Bylaws, as amended to the date hereof.

      4.2     Authority.
              ----------
          (a)  CILIC and SNFC have each all requisite corporate
power and authority to enter into and execute and deliver this
Agreement and to consummate the transactions contemplated hereby and thereby, subject to approval of the transactions by
applicable state insurance commissioners and other relevant
Governmental Entities having jurisdiction over its business.
This Agreement, when executed and delivered by CILIC and SNFC, will constitute the valid and binding obligations of CILIC and
SNFC, respectively, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any
proceeding therefor may be brought.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree or ordinance applicable to CILIC or SNFC or any of SNFC's
Subsidiaries or their respective properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of CILIC, SNFC or of any of SNFC's Subsidiaries or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which CILIC, SNFC or any of SNFC's Subsidiaries is a party or by which CILIC, SNFC or any of SNFC's Subsidiaries or their respective properties or assets may be bound or affected.

      4.3     Board Authorization.
              --------------------
Prior to the Closing, the Board of Directors of CILIC and SNFC will each have authorized the Articles of Merger and the execution and delivery of this
Agreement and the performance by CILIC and SNFC, respectively, of the obligations under the Agreement.

                       ARTICLE V

      CONDUCT AND TRANSACTIONS PRIOR TO CLOSING
              DATE; ADDITIONAL AGREEMENT

      5.1     Conduct of Business of CSE Life.
              --------------------------------
          (a)      During the period from the date of this Agreement
and continuing until the earlier of the termination of this
Agreement or the Closing Date, CSE Life shall carry on its
business in the usual, regular and ordinary course and in the same manner as conducted prior to the date of this Agreement and shall use all efforts consistent with past practice and policies to preserve intact its present business organizations, keep
available the services of its present officers and key employees and preserve its relationships with customers, suppliers,
distributors, agents, brokers, licensors, licensees, Governmental
Entities, and others having business dealings with them, to the end that its good will and ongoing businesses shall be unimpaired at the Closing Date.  CSE Life shall promptly notify CILIC of any event or occurrence not in the ordinary course of business of CSE
Life, and any event which could have an adverse effect on the
Business Condition of CSE Life.  Except as expressly contemplated by this Agreement or disclosed in the CSE Life/SNF Disclosure
Schedule, CSE Life shall not, without the prior written consent of CILIC:

        (i)  Grant any options, warrants, or stock purchase rights;

        (ii) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $5,000, or (ii) sell or commit to sell any products with an aggregate purchase price greater than $5,000 in any single month if the expected profit margins are lower than those customarily obtained for sales of similar products by CSE Life in the past.

         (iii) Grant any severance or termination pay to any director, officer, employee or consultant.

         (iv)   Transfer to any person title to any rights to CSE
Life Intellectual Property Rights except in the ordinary course of business;

          (v) Enter into or amend any agreements pursuant to which any other party is granted marketing, agency or other similar rights of any type or scope with respect to any products of CSE Life;

          (vi) Violate, amend or otherwise modify the terms of any of their contracts binding on CSE Life;

          (vii) Commence a lawsuit other than for the routine collection of bills or for a breach of this Agreement;

          (viii) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to CSE Life;

           (ix) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (x) Solicit approval for and effect any amendments to CSE Life's of Incorporation or Bylaws (other than as contemplated by this Agreement);

            (xi) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of CSE Life;

             (xii) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice;

             (xiii) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or loan money to others;

             (xiv) Adopt or amend any Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under CSE
Life's normal employee review cycle, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice;

              (xv) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

              (xvi) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation
(absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against CSE Life's Financial
Statements or those incurred after the date of the June 30, 1995 Unaudited
Balance Sheet in the ordinary course of business;

               (xvii) Make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method practice, change any tax accounting method, file any tax return (other than any estimate tax returns, payroll tax returns or sale tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written or unwritten consent of CILIC, which consent will not be reasonably withheld; and

               (xviii) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice.

         (b) Unless and until this Agreement shall have been terminated by either party pursuant to Article VII, CSE Life shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission or proposals or offers from any person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, CSE Life or any merger, consolidation, business combination or similar transaction with CSE Life, or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate with any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

         (c) Each of CILIC, CSE Life and CSEIC shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of their respective representations, warranties and covenants set forth in this Agreement or which would from the date hereof through the Closing cause any of such representations or warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach of inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

          (d)  Each of CILIC, CSE Life and CSEIC shall
promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of this transaction, and CSE Life shall obtain all necessary consents, waivers and approvals under any of CSE Life's agreements, contracts licenses or leases in connection with this transaction.

           (e) CILIC, CSE Life and CSEIC shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

           (f) CSEIC and CSE Life shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on CSE Life with respect to this transaction and will promptly cooperate with and furnish information to CILIC in connection with any such requirements imposed upon CSE Life, CILIC or any other party in connection with this transaction. CSE Life shall take all reasonable actions to obtain
(and to cooperate with CILIC and its subsidiaries in obtaining) a consent, authorization, order or approval of, or any exception by, any Governmental
Entity, required to be obtained or made by CSE Life (or by CILIC or its subsidiaries) in connection with this transaction or the taking of any action contemplated, by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability or the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions or information required by any Governmental Entity, and to fulfill all conditions to this Agreement.


           (g) CILIC shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to this transaction and will promptly cooperate with and furnish information to CSE Life in connection with this transaction. CILIC and CSE
Life shall take all reasonable actions to obtain (and to cooperate with CSE
Life in obtaining) and consent, authorization, order or approval of, or exemption by, and Governmental Entity required to be obtained or made by CSE
Life or any of its subsidiaries action contemplated by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transaction contemplated hereby, and to effect all necessary registrations and filings and submissions of information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

            (h) CSEIC and CSE Life shall give CILIC and its agents, full and complete access to all books, records, personnel, properties, assets and facilities of CSE Life for CILIC's inspection and due diligence, in its discretion and CILIC may make copies of all documents and information subject to Section 9.19 below.

                      ARTICLE VI

                 CONDITIONS PRECEDENT

          6.1      Conditions to Each Party's Obligation to Effect
This Transaction.-------------------------------------------------
----------------
The respective obligation of each party to effect this transaction shall be subject to the satisfaction prior to the Closing of the following conditions:

                  (a)     Legal Action.
                          -------------
No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of this transaction shall have been issued by any Governmental Entity and remain in effect, and no itigation seeking the issuance of such and order or injunction, or seeking relief against CSE Life, CSEIC, CILIC or SNFC if this transaction is consummated, shall be pending which, in the good faith judgment of CSE
Life's or CILIC's Board of Directors has a reasonable probability of resulting in such order, injunction or relief and such relief would have an adverse effect on the Business Condition of such party.  In the event any such order or injunction shall have been issued, each party
agrees to use commercially reasonable efforts to have such an injunction lifted.

                   (b)     Statutes.
                           ---------
No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to this transaction by any Governmental Entity which would (i) make the consummation of this transaction illegal, (ii) prohibit CILIC's or CSE Life's ownership or operation of all or a material portion of the business or assets of CSE Life or CILIC, respectively, or compel CILIC or CSE Life to dispose of or hold separate all or a material portion of the business or assets of CSE Life or CILIC as a result of this transaction or (iii) render CILIC or CSE Life unable to consummate this transaction, except for any waiting period provisions.

          6.2      Conditions to Obligations of CILIC.
                   -----------------------------------
The obligations of CILIC and SNFC to effect this transaction are subject to the satisfaction of the following conditions, unless waived by CILIC and SNFC:

          (a)     Representations and Warranties.
                  -------------------------------
The representations and warranties of CSE Life set forth in this
Agreement (determined without regard to any materiality
qualifiers, including without limitation "material adverse
effect") shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date; and there shall have been no breach by CSE Life of any of its representations or warranties made in this Agreement.  CILIC and SNFC shall have received a certificate signed by the chief executive officer and the chief financial officer of CSE Life to such effect on the Closing Date.

          (b)      No Adverse Change.
                   ------------------
There shall have been no adverse change in the Business Condition of CSE Life from the date of this Agreement through the Closing Date and CILIC and
SNFC shall have received a certificate signed by the chief
executive officer and the chief financial officer of CSE Life to such effect on the Closing Date.

          (c)     Performance of Obligations of CSEIC and CSE Life.
                  -------------------------------------------------
CSEIC and CSE Life shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Closing
Date, and CILIC and SNFC shall have received a certificate signed by the chief executive officer and the chief financial officer of CSE Life to such effect on the Closing Date.

          (d)     Regulatory Approvals.
                  ---------------------
All authorizations, consents, orders or approvals of, or declarations of, or declarations or filing with, or expiration of waiting periods imposed by, any Governmental Entity (including, without limitation, the states of Utah and California) necessary for the consummation of the transactions contemplated by this Agreement and the transactions referred to in
Sections 1.1(a) and (b) above shall have been obtained.

          (e)     Consents.
                  ---------
CILIC and SNFC shall have received duly executed copies of all third-party non-regulatory consents and approvals contemplated by this Agreement or the
CSE Life/CSEIC Disclosure Schedule in form and substance reasonably satisfactory to CILIC and SNFC.

          (f)     Resignation of Directors.
                  ------------------------
The directors of CSE Life in office immediately prior to the Closing Date shall have resigned as directors of the Surviving Corporation effective as of the
Closing Date.

          (g)     Legal Opinion.
                  --------------
CILIC and SNFC shall have received an opinion of CSE Life's legal counsel, in form and substance acceptable to CILIC and SNFC, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by CSEIC and CSE Life and constitutes the valid and binding obligations of CSEIC and CSE Life, and all corporate action required by CSEIC and CSE Life in order to effect the transactions contemplated hereby has been taken;

                   (ii) CSEIC is a corporation duly incorporated and validly existing in good standing under the laws of the State of California and is duly authorized to conduct its business as presently conducted;

                   (iii) CSE Life is a corporation duly incorporated and validly existing in good standing under the laws of the State of California and is duly licensed to conduct the insurance business that it presently conducts under the California insurance law;

                    (iv) the authorized capital stock of CSE Life consists of 100,000 shares of Common Stock and there are 11,500 shares of CSE Life
Common Stock issued and outstanding, all of which are owned by CSEIC. All issued and outstanding shares of CSE Life Common Stock have been duly authorized, validly issued and are fully-paid and nonassessable and were not issued in violation of the preemptive rights of any CSE Life shareholder;

                     (v) upon delivery to CILIC and SNFC of the stock certificates evidencing all of the issued and outstanding shares of CSE
Life Common Stock, said Common Stock will be free and clear of all liens, claims, encumbrances or other adverse interests; and

                     (vi)  neither the execution and delivery by
CSEIC or CSE Life of this Agreement, nor the compliance by CSEIC or CSE Life with the terms and provisions hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles or Certificate of Incorporation, the Bylaws or any other governing instrument with respect to CSEIC or CSE Life, or with any judgment, order, injunction, decree, law, statute, regulation or ruling with or of any court or Governmental Entity to which CSEIC or CSE Life is subject, or will constitute a default thereunder.

In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of CSEIC or CSE Life, provided the extent of such reliance is specified in such opinion and executed copies of such opinions and certificates are furnished to CILIC and SNFC.

          6.3   Conditions to Obligations of CSEIC and CSE Life.
                ------------------------------------------------
The obligation of CSEIC and CSE Life to effect this transaction is subject to the satisfaction of the following conditions unless waived by CSEIC and CSE Life:

                   (a)     Representations and Warranties.
                           -------------------------------
The representations and warranties of CILIC and SNFC set forth in this Agreement shall be true and correct in all material
respects; (i) as of the date of this Agreement, and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and CSE Life shall have received a certificate signed by the chief executive officer and the chief financial officer of CILIC and SNFC to such effect.

                   (b)     Performance of Obligations of CILIC.
                           ------------------------------------
CILIC and SNFC shall have performed all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and CSEIC and CSE Life shall have received a certificate signed by the chief executive officer and the chief financial officer of CILIC and SNFC to such effect.

                   (c)     Legal Opinion.
                           -------------
CSEIC shall have received an opinion of CILIC's and SNFC's legal counsel, in form and substance satisfactory to CSEIC, to the effect that:

                           (i)    CILIC and SNFC are each a corporation
duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power and corporate authority to execute, deliver and preform this Agreement;

                           (ii)   the execution, delivery and performance of
this Agreement by CILIC and SNFC will not conflict with any of the terms, provisions or conditions of the Articles of Incorporation or the Bylaws of CILIC and SNFC;

                           (iii)  the execution, delivery and performance of
this Agreement has been duly authorized by all necessary corporate action on the part of CILIC and SNFC and is enforceable against CILIC and SNFC in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                   In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of CILIC and SNFC, provided the extent of such reliance is specified in such opinion and executed copies of such certificates are furnished to CSEIC.

                   (d) Payment of Purchase Consideration. CILIC shall pay the Purchase Consideration as required in Section 1.2 of this Agreement.

                   ARTICLE VII

                  TERMINATION

          7.1      Termination.
                   ------------
                   (a)     This Agreement may be terminated at any
time prior to the Closing Date:

                           (i)   by mutual written agreement of CILIC, SNFC,
CSE Life and CSEIC;

                           (ii)  by CILIC or SNFC, if there has been a
breach by CSE Life or CSEIC of any representation, warranty, covenant or agreement set forth in this Agreement on the part of CSE Life or CSEIC which CSE Life or CSEIC fails to cure within five (5) business days after notice thereof is given by CILIC (except that no cure period shall be provided for a breach by CSE Life or CSEIC which by its nature cannot be cured);

                           (iii)   by CSE Life or CSEIC, if there has
been a breach by CILIC or SNFC of any representation, warranty, covenant or agreement set forth in this Agreement on the part of CILIC or SNFC and which CILIC or SNFC fails to cure within five
(5) business days after notice thereof is given by CSE Life
(except that no cure period shall be provided for a breach by CILIC or SNFC which by its nature cannot be cured);

                           (iv)    by CILIC or CSEIC, if this
transaction shall not have been consummated on or before December
30, 1995; provided, however, that if the sole reason this transaction has not been completed by such date results from delays in the regulatory approval process, this Agreement may not be terminated but rather shall remain in full force and effect for an additional sixty (60) days beyond December 30, 1995;

                           (v)    by CILIC or CSE Life if any
permanent injunction or other order of a court or other competent authority preventing this transaction shall have become final and nonappealable.

                   (b)     Where action is taken to terminate this
Agreement pursuant to this Section 7.1 it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

                   (c)     In the event of termination of this
Agreement as provided in this Section, the provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in Sections 9.16 (expenses), 9.17
(brokers, finders), 9.18 (public announcements) and 9.19
(confidentiality) shall survive. Notwithstanding the foregoing, in the event of a breach of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of the other party with respect thereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          8.1  Obligation of CSEIC To Indemnify.
               ---------------------------------
Subject to the time limitations set forth in Section 9.1 below, CSEIC agrees to indemnify, defend and hold harmless CILIC and SNFC and their respective directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns, from and against all losses, liabilities, claims, damages, deficiencies, costs and expenses, including without limitation interest, penalties and attorneys'
fees and disbursements (collectively, the "Losses" and
singularly, a "Loss"), based upon, arising out of or otherwise related to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of CSE Life or CSEIC contained in this
Agreement or in any document or other papers delivered pursuant to this Agreement and in respect of any third party claim made based upon facts alleged which, if true, would have constituted any such inaccuracy or breach.  For purposes of this Agreement,
CILIC and SNFC shall be deemed to have suffered a Loss if and to the extent that such Loss has been suffered by CSE Life.
Notwithstanding the foregoing, the time limitations set forth in
Section 9.1 below do not apply to CSEIC's tax obligations set forth in Section 3.16 hereof.

          8.2      Notice and Opportunity to Defend.
                   ---------------------------------
                   (a)     Notice of Asserted Liability.
                           ----------------------------
Promptly after receipt by any person entitled to indemnity under this
Agreement (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement or threatened commencement of any action, proceeding or investigation (an "Asserted Liability")
that may result in a Loss, the Indemnitee may, at its option, give notice thereof (the "Claims Notice") to CSEIC (the
"Indemnifying Party").  The Claims Notice shall describe the
Asserted Liability in reasonable detail, and shall indicate the amount (estimate, if necessary and to the extent feasible) of the
Loss that has been or may be suffered by the Indemnitee.

                   (b)     Opportunity To Defend.
                           ----------------------
The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability.  If the Indemnifying
Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after the Claims Notice is given or sooner, if the nature of the Asserted Liability so requires, notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability.  If the Indemnifying Party elects not to compromise or defend the
Asserted Liability, fails to notify the Indemnitee of its
election as herein provided or contests its obligation to
indemnify under this Agreement, the Indemnitee may pay,
compromise or defend such Asserted Liability.  Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or
compromise shall not be unreasonably withheld.  In any event, the
Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability.  If the
Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or
appropriate for such defense.

                   (c)     Disputes with Third Parties.
                           ----------------------------
Anything in this Section 8.2(c) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, agent, broker, shareholder, franchisee, customer or other third party doing business with CSE Life prior to the Closing in connection with which CILIC or SNFC may make a claim against CSEIC for
indemnification pursuant to this Section 8.2(c), CILIC and SNFC may, at their option, give a Claims Notice with respect thereto but, unless CILIC or SNFC and the Indemnifying Party otherwise agree, CILIC and SNFC shall have the exclusive right at its
option to defend any such matter, subject to the duty of CILIC and SNFC to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by CILIC and SNFC without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  The Indemnifying Party shall have the right to recommend in good faith CILIC and SNFC proposals to compromise or settle claims brought by a supplier, agent, or customer, and CILIC and SNFC agree to present such proposed
compromises or settlements to such supplier, distributor,
shareholder, franchisee or customer.  All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by the
Indemnifying Party, shall be borne and paid by the Indemnifying
Party.  The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.
In the event any compromise, settlement or judgment amount
includes amounts resulting from frivolous or groundless claims or defenses made by Indemnitee, the Indemnifying Party shall not bear the portion of the amount to be paid relating to such
frivolous or groundless claims.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1   Survival of Representations, Warranties, Covenants
and Agreements.---------------------------------------------------
--------------
Except as provided below with regard to Section 3.15, all representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to this Agreement shall be deemed to be conditions to this transaction and shall survive the consummation of this transaction for a period of thirty-six (36) months after the
Closing Date. Notwithstanding the foregoing, except as provided below with regard to Section 3.17, all representations,
warranties, covenants and agreements shall survive the Closing
Date for thirty-six (36) months following the Closing Date if such representations, warranties, covenants and agreements are breached due to fraud or gross negligence.  Notwithstanding the foregoing, the tax obligations set forth in Section 3.17 above shall survive the consummation of this transaction and the
Closing Date for an indefinite period of time.

          9.2    Amendment.
                 ----------
This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of this transaction by CSEIC; provided, however, that following approval of this transaction by CSEIC, no amendment hereto shall be made that by law requires the further approval of CSEIC without
obtaining such further approval.  This Agreement may not be
amended except by an instrument in writing signed on behalf of both of the parties hereto.

          9.3    Extension; Waiver.
                 ------------------
At any time prior to the Closing Date, CSE Life, CSEIC, CILIC and SNFC by
action taken by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any
inaccuracies in the representations and warranties made to it contained herein or in any document or instrument delivered
pursuant hereto and (iii) waive compliance with any of the
agreements or conditions for the benefit of it contained herein.
Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an
instrument in writing signed by such party.

          9.4      Notices.
                   --------
All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or if sent by telecopy, confirmation received, to the respective party at the following addresses and/or telecopy numbers, with the original thereof being mailed by registered or certified mail, return receipt requested (or at such other address or telecopy number for the parties hereto as shall be specified by like notice):

                (a)        If to CILIC or SNFC, to:

                           Security National Financial Corporation
                           5300 South 360 West, Suite 310
                           Salt Lake City, Utah  84123
                           Attn:  Scott M. Quist, Esq.
                           Telephone No.: (801) 264-1060
                           Telecopy No.:  (801) 265-9882

                           With a copy to:

                           Mackey Price & Williams, P.C.
                           900 First Interstate Plaza
                           170 South Main Street
                           Salt Lake City, Utah 84101-1655
                           Attn:  Randall A. Mackey, Esq.
                           Telephone No.: (801) 575-5000
                           Telecopy No.:  (801) 575-5006

                   (b)     If to CSEIC or CSE Life, to:
                           Civil Service Employees Insurance Company
                           989 Market Street
                           San Francisco, California        94103
                           Telephone No.: (415) 495-6800
                           Telecopy No.:  (415) 495-0192

                           With a copy to:

                           Buchalter, Nemer, Fields & Younger
                           601 South Figueroa Street, Suite 2400
                           Los Angeles, California 90017-5704
                           Attn:  John L. Ingersoll, Esq.
                           Telephone No.: (213) 891-0700
                           Telecopy No.:  (213) 896-0400

          9.5      Interpretation.
                   ---------------
When a reference is made in this Agreement to Sections or Exhibits, such references shall be deemed to be to a Section or Exhibit to this Agreement, unless otherwise indicated.  The words "include", "includes" and
"including" when used herein shall be deemed in each case to be followed by the words "without limitation".  The Table of
Contents and headings contained in this Agreement are for
reference purposes only and shall not affect in any way the
meaning or interpretation of this Agreement.

          9.6      Counterparts.
                   -------------
This Agreement may be executed in one or more counterparts, all of which, when taken together, shall be considered one and the same agreement, and this
Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

          9.7      Entire Agreement.
                   -----------------
This Agreement and the documents and instruments attached hereto as Exhibits and all other agreements between the parties hereto delivered pursuant to this Agreement constitute the entire agreement between the
parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other
person or entity any rights or remedies hereunder except as
otherwise expressly provided herein.

          9.8      No Transfer.
                   ------------
This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of both parties hereto.  This Agreement is binding upon and will inure to the benefit of each party hereto and their respective successors and permitted assigns.

          9.9      Severability.
                   -------------
If any provision of this Agreement, or the application thereof, is for any reason whatsoever and to any extent deemed to be invalid or unenforceable, the remainder of this Agreement and the application thereof to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties hereto further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision hereof.

          9.10     Other Remedies.
                   ---------------
Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other remedy otherwise available at law or in equity.

          9.11     Further Assurances.
                   -------------------
Both parties hereto agree to cooperate fully with the other party hereto and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party hereto in order to evidence and reflect the
transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, including any merger of CSE Life with CILIC or any entity
following the Closing.

          9.12     No Third Party Beneficiary Rights.
                   ----------------------------------
No provision of this Agreement is intended, nor will any provision hereof be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind whatsoever in any client, customer, supplier affiliate, stockholder, employee, distributor, partner of either party hereto or any other person or entity, and all of the provisions hereof shall be deemed to be personal in nature and between the parties to this Agreement.

          9.13     Mutual Drafting.
                   ----------------
This Agreement is the joint product of CILIC, SNFC, CSEIC and CSE Life, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of CILIC, SNFC, CSEIC and CSE Life and shall not be construed for or against either party hereto.

          9.14     Governing Law.
                   --------------
This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Utah, without giving effect to its choice of law principles.

          9.15     Jurisdiction and Venue.
                   -----------------------
The federal and state courts within the State of Utah shall have exclusive jurisdiction to adjudicate any dispute arising under or out of this Agreement.
The parties hereto expressly consent to (i) the personal
jurisdiction of the federal and state courts within the State of
Utah and (ii) service of process being effected upon them by registered or certified mail or telecopy sent to the address or telecopy number set forth in Section 9.4 above.  Venue shall be deemed to be with the state and federal courts sitting in Salt
Lake County, State of Utah.

          9.16     Expenses.
                   ---------
All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses.

          9.17     Brokers or Finders.
                   -------------------
CILIC, SNFC, CSEIC and CSE Life each represent, as to itself and, to the extent applicable, its subsidiaries, that except for Robert Tookey (who is
CILIC's and SNFC's agent/broker and CILIC's and SNFC's responsibility to compensate), no agent, broker, investment banker or other firm or person is, or will be, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

          9.18     Public Announcements.
                   ---------------------
Each party hereto will consult in advance with the other concerning the timing and content of any announcements, press releases and public
statements concerning this transaction and will not make any such announcement, press release or public statement without the
other's prior consent; provided, however, that CILIC and SNFC may make any public statement or announcement concerning this
transaction without CSE Life's or CSEIC's prior consent if, in the opinion of counsel for CILIC and SNFC, such public statement or announcement is required or advisable to comply with
applicable law.

          9.19     Confidentiality.
                   ----------------
No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of the other party hereto or any of its Subsidiaries considered by the other party as "confidential",
"secret" or "proprietary" (or words of similar meaning)
including, but not limited to, systems, processes, formulas, recipes, data, functional specifications, computer programs, blue prints, know-how, improvements, discoveries, developments,
designs, inventions, techniques, new products, marketing and advertising methods, distribution methods and programs, supplier agreements, customer or distributor lists, pricing policies, financial information, projections, forecasts, strategies,
budgets or other information related to its business or its
distributors, suppliers or customers (collectively, "Confidential
Material"), except to the party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives who shall require access thereto on a "need-to-know" basis for the purpose of the transactions contemplated by this Agreement and who shall agree in writing to be bound by the terms of this Section 9.19.  Both parties hereto agree to take all reasonable precautions to
safeguard the confidentiality of the other party's Confidential
Material and to exercise the same degree of care with respect to such other party's Confidential Material that the party in
possession of such Confidential Material exercises with respect to its own confidential information.  Neither party hereto shall make or permit to be made, except in furtherance of the
transactions contemplated by this Agreement, any copies,
abstracts or summaries of the other party's Confidential
Material.  In addition, all Confidential Material belonging to the other party hereto shall be used solely for the purpose of the investigation and evaluation contemplated by this Section
9.19, and shall not be used for any other purpose, including any use that would be to the detriment of the other party hereto or its Subsidiaries, nor shall such Confidential Material be used in competition with the other party hereto or its Subsidiaries.  The restrictions on disclosure of information contained in this
Section 9.19 do not extend to any information that (a) is already known to the receiving party; (b) was or is independently
developed by the receiving party; (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 9.19 or (d) is disclosed to third parties hereto outside of the receiving party in accordance with terms approved by the disclosing party.  Upon written
request, the parties hereto shall return all writings, documents and materials containing Confidential Material with a letter confirming that all copies, abstracts and summaries of the
Confidential Material have been returned or destroyed.  In the event that either party hereto becomes legally required to
disclose the other party's Confidential Material, it shall
provide such other party with prompt written notice of such
requirement prior to such disclosure.  In the event that a
protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 9.19 with respect to the Confidential Material subject to such
requirement, such party agrees to furnish only that portion of the Confidential Material that it is legally required to furnish and, where appropriate, agrees to use its best efforts to obtain assurances that such Confidential Material will be accorded
confidential treatment.

          9.20     Attorneys' Fees.
                   ----------------
In the event any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any other provisions of this Agreement, the successful and prevailing party or parties shall be entitled to reasonable attorneys' fees and other costs incurred in such action or proceeding.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, CILIC, SNFC, CSE Life and CSEIC have each caused this
Agreement to be signed effective as of the date first written above.

CIVIL SERVICE EMPLOYEES LIFE         CAPITAL INVESTORS LIFE INSURANCE
INSURANCE COMPANY, a California      COMPANY, a Utah corporation
corporation


By:  __________________________              By:  ________________________
Its: __________________________              Its: ________________________


CIVIL SERVICE EMPLOYEES INSURANCE            SECURITY NATIONAL FINANCIAL
COMPANY, a California corporation            CORPORATION, a Utah
corporation


By:  __________________________              By:  __________________________
Its: __________________________              Its: __________________________


                         PROMISSORY NOTE

          DATED as of this 29th day of December, 1995.

For valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Security National Financial
Corporation, a Utah corporation (the "Maker"), hereby promises to pay to the order of Civil Service Employees Insurance Company, a California corporation (the "Payee"), at 989 Market Street, San
Francisco, California 94103, or, at the Payee's option, at such other place as may be designed in writing from time to time by the Payee, the sum of One Million Sixty-three Thousand Dollars
($1,063,000), together with interest thereon as hereinafter provided, in lawful money of the United States.

Interest on the Loan shall be charged on the unpaid principal of the Loan at a rate equal to seven percent (7%) per annum, computed on the basis of a 365 day year.

Principal amount shall be payable in seven equal annual payments of $151,857.14, beginning on December 29, 1996. Accrued interest shall be payable annually beginning on December 29, 1996.

The Maker may prepay all or any portion of the principal balance of the Note at any time, and from time to time, without penalty. All payments made under this Note shall be applied first toward the reduction of accrued and unpaid interest and then toward the reduction of the unpaid principal hereof.

The Maker shall be in default under this Note if the Maker shall (a) fail to make payment due hereunder when the same shall be due and payable, (b) file a petition seeking to be adjudged bankrupt, (c) make a general assignment for the benefit of creditors, (d) suffer the appointment of a receiver, (e) be found to have made any misrepresentation to the Payee, whether or not any such misrepresentation resulted in the making of this Note, (f) fail to comply with any other agreement related to or contemplated in connection with the execution of this Note, or
(g) become insolvent, and, in the Payee's sole discretion, any such occurrence of default shall not be cured within twenty (20) days thereof.

Upon default hereunder, at the option of the Payee, the Payee will, in addition to the remedies set forth herein, be entitled to exercise all legal and equitable remedies available to the holder of a full recourse obligation, including seeking payment from all of the assets of the Maker. No agreement has been made, or will be made, which limits the Payee's right to proceed for payment against any or all of the Maker's assets.
Upon default hereunder, the Maker immediately shall pay the Payee, on demand, any and all expenses reasonably incurred in relation hereto, including reasonable attorney's fees incurred or paid by the Payee in protection or enforcing its rights hereunder.

This Note, in whole or in part, may be extended from time to time with the written consent of the Payee, without in any manner affecting the liability of the Maker. Any consent of the Payee hereunder (written or otherwise), acceptance of any payment due and payable under this Note other than in accordance with the terms and provisions hereof, or any failure of the Payee to exercise any rights under this Note or to specifically enforce the terms and provisions hereof shall not be deemed or constitute a waiver of any rights or remedies to which the Payee is entitled to under this Note or otherwise.


This Note has been executed as of the date first above written in conformity with, and shall be construed under and governed by, the laws of the State of Utah.

                          MAKER:

                          SECURITY NATIONAL FINANCIAL CORPORATION, a Utah corporation




By: _______________________________________

        George R. Quist, President

ATTEST:


By: _______________________________________

    William C. Sargent
    Senior Vice President and Secretary

                               ARTICLES OF MERGER

                                       OF

                 CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY

                                      INTO

                    CAPITAL INVESTORS LIFE INSURANCE COMPANY


Capital Investors Life Insurance Company, a Utah corporation, and Civil Service Employees Life Insurance Company, a California corporation and a wholly owned subsidiary of Capital
Investors Life Insurance Company, pursuant to Section 16-10a-1004 of the Utah Revised Business Corporation Act, do hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

        Name                                 State of Incorporation
 -------------------                        ------------------------
 Capital Investors Life                               Utah
  Insurance Company

 Civil Service Employees Life                        California
    Insurance Company

SECOND: That an Agreement and Plan of Merger between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of applicable law, pursuant to which, on the effective date of the merger, Civil Service Employees
          Life Insurance Company will be merged into Capital
          Investors Life Insurance Company.  A copy of the
          Agreement and Plan of Merger is attached hereto as Exhibit "A."

THIRD:    That the name of the surviving company of the merger is "Capital
          Investors Life Insurance Company."

FOURTH:   That the Articles of Incorporation of Capital Investors Life
          Insurance Company shall be the Articles of Incorporation of the surviving corporation.

FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the surviving corporation's principal place of business is 5300 South 360 West, Salt Lake City, Utah 84123.

SIXTH:    There are 15,000 shares of Common Stock of Capital Investors Life
          Insurance Company issued and outstanding as of the date hereof. All such shares were in favor of the Plan and Agreement of Merger. No voting group was entitled to vote separately on the Agreement and Plan of Merger.

SEVENTH: The authorized capital stock of Capital Investors Life Insurance is 50,000 shares of Common Stock and 10,000 shares of Preferred
          Stock, each having a par value of $170.00 per share.

EIGHTH:   These Articles of Merger shall be effective on December 29, 1995.

          IN WITNESS WHEREOF, we have executed these Articles of Merger as of December 29, 1995.

                                        CAPITAL INVESTORS LIFE
                                        INSURANCE COMPANY

Attest:

By:  _____________________________
By:  _____________________________

      Assistant Secretary

Its: _____________________________


                                         CIVIL SERVICE EMPLOYEES
                                         LIFE INSURANCE COMPANY

Attest:

By:  ______________________________
By:  ______________________________

     Assistant Secretary

Its:  _____________________________


                          AGREEMENT AND PLAN OF MERGER
                                       OF
                 CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY
                                      INTO
                    CAPITAL INVESTORS LIFE INSURANCE COMPANY


THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 28th day of December, 1995, to be effective at the Effective Date set forth below, by and between Civil Service Employees Life Insurance Company, a California domestic insurer ("CSE Life") and Capital Investors Life
Insurance Company, a Utah domestic insurer ("Capital Investors").


                                    RECITALS

          A. Capital Investors owns 100% of the issued and outstanding shares of CSE Life. The Boards of Directors of Capital Investors and CSE
Life deem it advisable, for the mutual benefit of Capital Investors, CSE
Life and their respective shareholders, that CSE Life be merged into and with Capital Investors.

          B.   Prior to the execution of this Agreement, Capital
Investors acquired all of the issued and outstanding shares of CSE Life pursuant to a Stock Purchase Agreement (the "Purchase
Agreement") dated as of December 27, 1995, by and among Capital
Investors, Security National Financial Corporation, Security
National Life Insurance Company, CSE Life and Civil Service
Employees Insurance Company. The Stock Purchase Agreement contained certain representations, warranties, covenants and indemnities, all of which are intended to survive and continue in full force and effect following the transactions contemplated by this Agreement. The merger of CSE Life into and with Capital
Investors shall not eliminate, diminish, or otherwise alter the rights and obligations of the parties to the Purchase Agreement.

          C. The parties to this Agreement desire to effect a statutory parent-subsidiary merger of CSE Life into and with Capital Investors, in the manner set forth herein.

          In consideration of the premises and the mutual covenants set forth below, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Merger.
               -------
At the Effective Date, as defined below, CSE Life shall be merged into and with Capital Investors (the "Merger") in accordance with the provisions
f all laws applicable to the Merger.  For purposes of this Agreement,
Capital Investors shall be the surviving corporation and shall continue to be a Utah domestic insurer.  CSE Life shall be the disappearing corporation, and its separate existence shall cease upon the Merger.

          2.   Name.
               -----
The name of the surviving corporation shall be "Capital Investors Life
Insurance Company."

          3.   Articles and Bylaws.
               --------------------
The Articles of Incorporation and Bylaws of Capital Investors in effect immediately prior to the Effective Date of the Merger shall
continue to be the Articles of Incorporation and Bylaws of the
surviving corporation, unless and until amended or repealed as provided by law and in such Articles of Incorporation and Bylaws.

          4.   Board of Directors and Officers.
               --------------------------------
The directors and executive officers of Capital Investors from and after the
Effective Date shall remain unchanged as a result of the Merger.

          5.   Effect on Outstanding Shares of Disappearing and Surviving
Corporation.   ----------------------------------------------------------
------------
               a.   Effect on Outstanding Capital Stock of Capital Investors.
                    --------------------------------------------------------
The shares of Common Stock of Capital Investors issued and outstanding prior to the Effective Date shall remain issued and outstanding from and after the Effective Date and shall not be affected by the Merger.

                b.  Effect on Outstanding Capital Stock of CSE Life.
                    ------------------------------------------------
From and after the Effective Date, as a result of the Merger and without any action on the part of the holders of any shares of capital stock of CSE Life
("CSE Life Stock"), all issued and outstanding shares of the CSE Life Stock shall automatically and by operation of law be cancelled, and all certificates evidencing ownership of such shares shall be void and of no effect.
                   c.   Fractional Shares.
                        ------------------
No certificates or scrip representing fractional shares of CSE Life Stock shall be issued in the Merger.

          6.   Board and Shareholder Approval.
               -------------------------------
The Boards of Directors of Capital Investors and CSE Life shall approve this
Agreement and all related matters.  Pursuant to the provisions of the Merger Laws, this Agreement and all related matters shall not be submitted to the shareholders of Capital Investors or CSE Life to vote or consent with respect thereto.

          7.   Plan of Reorganization.
               -----------------------
This Agreement constitutes a plan of reorganization to be carried out in the manner and on the terms and conditions set forth herein.

          8.   Effective Date.
               ---------------
The Merger shall become effective on the date on which this Agreement or
Articles of Merger are filed with the Secretary of State in the last state where such filing is required (the "Effective Date").

          9.   Compliance With Law.
               --------------------
The parties shall take such steps as may be necessary under the Merger Laws or otherwise to give effect to this Agreement, including the filing of a copy of this Agreement in the offices of the Secretary of State of each state where such filing is required and, if applicable, the
filing of this Agreement or Articles of Merger in the offices of the county recorder of each county in this State in which CSE
Life owns real property.

          10.  Effect of Merger.
               -----------------
The effect of the Merger shall be as set forth in the applicable laws of the states affected by the Merger.  Without any further act of the parties.

                  a.   Upon the Effective Date, the separate
existence of CSE Life shall cease, and the title to all real estate and other property owned by CSE Life is vested in Capital
Investors without reversion or impairment, and Capital Investors without reversion or impairment, and Capital Investors shall be subject to all the debts and liabilities of CSE Life in the same manner as if Capital Investors had itself incurred them.

                   b.   Following the Merger, all rights of
creditors and all liens upon the property of CSE Life shall be preserved unimpaired, provided that such liens of CSE Life shall be limited to the property affected thereby immediately prior to the Effective Date.

                   c.   Following the Merger, any action or
proceeding pending by or against CSE Life may be continued as if the merger did not occur, or Capital Investors may be substituted in the proceeding for CSE Life.

          11.  Termination.
               ------------
This Agreement may be terminated at any time prior to the Effective Date of the Merger by mutual agreement of the Boards of Directors of CSE Life and Capital Investors.  In the event of any such termination of this
Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either CSE Life or Capital
Investors.

          12.  Amendment.
               ----------
This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.


          13.  Governing Law.
               --------------
The interpretation, performance and enforcement of this Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Utah applicable to contracts made and to be wholly performed in such state.

          14.  Headings.
               ---------
The headings and subheadings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

          15.  Counterpart Execution.
               ----------------------
This Agreement may be executed in counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one Agreement.

          16.  Successors and Assigns.
               -----------------------
This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, but may not be assigned by either party without the prior written consent of the other.

          The parties hereto have executed this Agreement as of the date first set forth above.

CIVIL SERVICE EMPLOYEES LIFE        CAPITAL INVESTORS LIFE INSURANCE
INSURANCE COMPANY                   COMPANY


By:  ___________________________
By:  ___________________________

Title:__________________________
Title:__________________________

Attest:                                               Attest:


______________________________                       ___________________________
          Secretary                                          Secretary

